UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2012

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

100 Hayden Avenue
Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On June 22, 2012, AMAG Pharmaceuticals, Inc., or the Company, announced that the European Commission granted marketing authorization for ferumoxytol, an intravenous iron therapy to treat iron deficiency anemia in adult patients with chronic kidney disease. In connection with the planned commercial launch of ferumoxytol outside of the United States, the Company entered into a Commercial Supply Agreement, or the SAFC Agreement, with Sigma-Aldrich, Inc., or SAFC, on August 29, 2012 pursuant to which SAFC agreed to manufacture and the Company agreed to purchase from SAFC, the active pharmaceutical ingredient, or API, and the drug product intermediate, or DPI, for use in the finished product of ferumoxytol for commercial sale.  Subject to certain conditions, the SAFC Agreement provides that the Company purchase from SAFC certain minimum quantities of API or DPI, but the Company is not obligated to use SAFC as its sole supplier of API or DPI.

The Company expects to file the SAFC Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, and intends to seek confidential treatment for certain terms and provisions of such agreement.  The foregoing descriptions are qualified in their entirety by reference to the complete text of the SAFC Agreement when filed.

Item 5.02.  Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2012, the Company entered into a retention agreement with Lee F. Allen, M.D., Ph.D., its Executive Vice President and Chief Medical Officer. The Company agreed to provide Dr. Allen with a 2012 fiscal year bonus, in place of his normal annual bonus, equal to at least 120% of his 2012 target bonus if the Company’s Supplement New Drug Application, or sNDA, for the broad iron deficiency anemia indication for Feraheme is filed with the U.S. Food and Drug Administration, or the FDA, by November 30, 2012. Further, Dr. Allen will receive a cash bonus equal to his actual fiscal year 2012 bonus in the event that the sNDA is approved by the FDA by March 31, 2014, provided Dr. Allen continues to serve at that time as an employee or consultant of the Company. In the event of Dr. Allen’s termination without cause or for good reason, as defined in his employment agreement with the Company, in addition to certain payments provided for in his employment agreement, the Company will also provide certain health and dental coverage for Dr. Allen until the earlier of (i) six months from the date of employment termination, or (ii) the date Dr. Allen is provided with health and dental coverage by another employer.

The Company and Dr. Allen have also agreed that he would be retained as a consultant at a rate of $500 per hour until March, 31 2014, should his employment be terminated, other than termination by the Company for cause, provided he remain employed with the Company through the filing of the sNDA and such filing occurs by December 31, 2012. During such consulting period, Dr. Allen’s equity incentives will continue to vest in accordance with the regular vesting schedules provided in his equity incentive agreements.  Dr. Allen has agreed not to provide services to any person or entity with respect to an intravenous iron replacement therapeutic during the term of his consulting period or for one year thereafter.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Company hereby furnishes the following exhibits:

10.1                                                   Retention Agreement dated as of August 27, 2012 between the Company and Lee F. Allen, M.D, Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Scott B. Townsend
Senior Vice President, Legal Affairs and General Counsel

Date: August 31, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1	Retention Agreement dated as of August 27, 2012 between the Company and Lee F. Allen, M.D, Ph.D.